AMENDMENT NO. 3

         AMENDMENT NO. 3 dated as of March 2, 2001, between FRONTIERVISION OPERATING PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); and THE CHASE MANHATTAN BANK, in its capacity as Administrative Agent pursuant to authority granted by the Majority Lenders pursuant to Section
11.04 of the Credit Agreement (as defined below).

         The Company, certain lenders, The Chase Manhattan Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Syndication Agent, and CIBC Inc., as Documentation Agent, are parties to a Second Amended and Restated Credit Agreement dated as of December 19, 1997 (as heretofore amended, the "Credit Agreement"). The Obligors and the Administrative Agent (pursuant to the authority granted by, and having obtained all necessary consents of, the Majority Lenders) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendments. Section 1.01 of the Credit Agreement is amended by adding the following new defined terms (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations, and amending the following defined terms (to the extent already included in said Section 1.01) to read in their entirety, as follows:

                  "Amendment No. 3 Effective Date" shall mean December 31, 2000.

                  "Capital Contribution" shall mean, as at any date of determination thereof, the sum of (a) the aggregate net cash proceeds received (i) by the Company during the period commencing on the Amendment No. 3 Effective Date through and including such date of determination in respect of equity contributions and (ii) by Restricted Subsidiaries during such period in respect of equity contributions (other than equity contributions made by the Company or other Restricted Subsidiaries) plus (b) the fair market value of any property (including any CATV Systems) contributed (i) to the Company as additional equity capital during such period and (ii) to the Restricted Subsidiaries as additional equity capital during such period (other than any such contribution made by the Company or other Restricted Subsidiaries).

                  "Capital Expenditures" shall mean, for any period, the sum (for the Company and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of (a) the aggregate amount of payments made for the rental, lease, purchase,

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         construction or use of any property the value or cost of which, under
         GAAP, would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries in the category of property, plant or equipment during such period, minus (b) the aggregate Capital Contributions made in cash to finance such payments.

                  Section 3. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

                  FRONTIERVISION OPERATING
                           PARTNERS, L.P.

                  By: FrontierVision Holdings, L.P., as general partner
                         of FrontierVision Operating Partners, L.P.

                         By: FrontierVision Partners, L.P., as general partner
                                of FrontierVision Holdings, L.P.

                                By: FVP GP, L.P., as general partner of
                                      FrontierVision Partners, L.P.

                                      By: FrontierVision Inc., as general
                                             partner of FVP GP, L.P.


                                By____________________________
                                      Title:


                           SUBSIDIARY GUARANTORS

         By its signature below each Subsidiary Guarantor (i) consents to the foregoing Amendment No. 3 and confirms that the obligations of the Company under the Credit Agreement as herein amended and under the Notes (if any) and in respect of Pari Passu Obligations are entitled to the benefits of the Subsidiary Guarantee Agreement executed by each Subsidiary Guarantor, respectively, (and shall constitute "Guaranteed Obligations" (as defined in such Subsidiary Guarantee Agreement) under and for all purposes of such Subsidiary Guarantee Agreement) and (ii) together with the Administrative Agent (acting with the consent of the Majority Lenders under the Credit Agreement) agrees that references in such Subsidiary Guarantee Agreement to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended herein.



FRONTIERVISION CAPITAL                      FRONTIERVISION CABLE NEW
CORPORATION                                 ENGLAND, INC.

By____________________________              By____________________________
    Title:                                      Title:


                                            ADMINISTRATIVE AGENT
                                            THE CHASE MANHATTAN BANK,
                                            as Administrative Agent


                                            By____________________________
                                                Title: